EXHIBIT 99.1

News Release

Cory T. Walker
October 17, 2004	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC. EARNINGS REACH A
NEW RECORD

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced record quarterly earnings for the third quarter of 2004 of $30,086,000 compared with $26,051,000 in the third quarter of 2003, an increase of 15.5%.  Net income per share rose to $0.43 per share, compared with $0.38 per share in the third quarter of last year.  Total revenue for the quarter ended September 30, 2004 was up 20.1% to $160,381,000, compared with the revenue of $133,545,000 for the same quarter in 2003.

Total revenue for the nine months ended September 30, 2004 was $483,888,000, compared with revenue for the same period in 2003 of $416,139,000, up 16.3%.  Net income for the nine months ended September 30, 2004 was $98,587,000, or $1.42 per share, compared with the $84,521,000, or $1.23 per share, posted during the same period last year.  This represents an increase of 15.4% in per share earnings.

J. Hyatt Brown, Chairman and CEO, commenting on the quarter noted, “This was a very unique quarter, with four major hurricanes hitting our home state in a six-week period, all within the quarter. The manner in which our team responded to the needs of our clients and neighbors was remarkable. We are very proud of the dedication and commitment that our employees demonstrated during this chaotic time.”

Jim W. Henderson, President and Chief Operating Officer added, “As our existing operations continue their bedrock improvement in operating results, we are pleased to announce that during the third quarter the funding of our $200 million private placement debt offering was completed.  Even though this and future quarters bear the interest cost of this debt capital, we are now well positioned for opportunities in this favorable acquisition environment.”

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Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, and managed health care programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ eighth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida,  New Jersey, New York and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; and those factors relevant to Brown & Brown’s consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Nine Months Ended

	September 30		September 30

	2004	2003	2004	2003
REVENUES
Commissions and fees	$158,852	$132,146	$479,915	$413,656
Investment income	586	309	1,607	1,084
Other income, net	943	1,090	2,366	1,399
Total revenues	160,381	133,545	483,888	416,139

EXPENSES
Employee compensation and benefits	79,449	66,882	232,000	201,215
Non-cash stock grant compensation	374	375	1,885	1,824
Other operating expenses	22,042	17,479	63,421	56,114
Amortization	5,777	4,209	16,077	12,963
Depreciation	2,238	2,116	6,661	6,062
Interest	2,245	858	3,699	2,811
Total expenses	112,125	91,919	323,743	280,989

Income before income taxes	48,256	41,626	160,145	135,150

Income taxes	18,170	15,575	61,558	50,629

Net income	$ 30,086	$ 26,051	$ 98,587	$ 84,521
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Net income per share:
Basic	$0.44	$0.38	$1.43	$1.24
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Diluted	$0.43	$0.38	$1.42	$1.23
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Weighted average number of shares outstanding:
Basic	69,009	68,532	68,828	68,327
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Diluted	69,588	68,995	69,361	68,944
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2004
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	9/30/04	9/30/03	Change	Growth %	Revenues	Growth %

Florida Retail	$ 34,024	$ 33,477	$ 547	1.6%	$ -	1.6%
National Retail	49,389	34,780	14,609	42.0%	15,530	-2.6%
Western Retail	28,693	24,965	3,728	14.9%	2,341	5.6%
Total Retail	112,106	93,222	18,884	20.3%	17,871	1.1%

Professional Programs	10,964	9,818	1,146	11.7%	901	2.5%
Special Programs	19,712	11,232	8,480	75.5%	7,323	10.3%
Total Programs	30,676	21,050	9,626	45.7%	8,224	6.7%

Brokerage	8,921	6,543	2,378	36.3%	1,953	6.5%

TPA Services	6,163	5,056	1,107	21.9%	-	21.9%

Total Core Commissions
and Fees (1)	$157,866	$125,871	$31,995	25.4%	$28,048	3.1%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2004 and 2003
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	9/30/04	9/30/03
Total core commissions and fees(1)	$157,866	$125,871
Contingent commissions	986	1,202
Divested business	-	5,073

Total Commission & Fees	$158,852	$132,146
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(1)       Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$180,215	$ 56,926
Restricted cash	147,672	116,543
Short-term investments	277	382
Premiums, commissions and fees receivable	169,403	146,672
Other current assets	22,903	22,943
Total current assets	520,470	343,466

Fixed assets, net	33,402	32,396
Goodwill, net	320,617	237,753
Amortizable intangible assets, net	331,937	232,934
Investments	9,647	10,845
Other assets	9,718	8,460
Total assets	$1,225,791	$865,854
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LIABILITIES
Current liabilities:
Premiums payable to insurance companies	$248,127	$199,628
Premium deposits and credits due customers	27,675	22,223
Accounts payable	19,568	11,282
Accrued expenses	51,601	49,691
Current portion of long-term debt	16,451	18,692
Total current liabilities	363,422	301,516

Long-term debt	230,823	41,107

Deferred income taxes, net	23,884	15,018

Other liabilities	9,147	10,178

SHAREHOLDERS’ EQUITY
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding, 69,151 at 2004 and 68,561 at 2003	6,915	6,856
Additional paid-in capital	186,377	170,130
Retained earnings	400,939	316,822
Accumulated other comprehensive income	4,284	4,227

Total shareholders’ equity	598,515	498,035

Total liabilities and shareholders’ equity	$1,225,791	$865,854
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